Exhibit (2)


                            ASSET PURCHASE AGREEMENT

         This Agreement is made and entered into as of May 24, 1996, by and among Videonics, Inc., a corporation organized and existing under the laws of the State of California and maintaining its principal place of business at 1370 Dell Avenue, Campbell, CA 95008 ("Videonics"), and KUB Systems, Inc., a corporation organized and existing under the laws of the State of California and maintaining its principal place of business at 1181-E Chess Drive, Foster City, CA 94404 ("KUB").

                                    RECITALS

         A. Videonics is in the business of designing and manufacturing video editing products.

         B. KUB is in the business of designing and manufacturing video editing software based systems.

         C. Videonics wishes to acquire all worldwide right, title and interest in and to all of the tangible and intangible assets of KUB.

         D. KUB wishes to transfer to Videonics all worldwide right, title and interest in and to such assets.


         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby covenant and agree as follows:

         1.       DEFINITIONS

                  (a)      The "Agreement" shall mean this Agreement.

                  (b) The "Closing Date" of this Agreement shall be the date on which the "Closing" occurs as defined in Section 6(a) below.

                  (c) "Customer" shall mean any individual, firm, partnership, corporation, proprietorship, association, governmental body or other organization or entity to whom KUB or its agents has directly or indirectly leased, sold or otherwise conveyed the right to use the Products prior to the Closing Date.

                  (d) "Customer Data" shall mean all of KUB's customer lists, advertising and marketing know-how and materials, sales tools and advertising and other data on Customers and potential customers related to the Products.

                  (e) "Documentation" shall mean all (i) schematics, drawings, layouts, parts lists, field programmable logic array programming codes, and other materials related to the design and manufacture of the Products, and (ii) specifications and documents necessary for the use and maintenance of the Products to assure performance of the functions they were designed to perform, including but not limited to, all user manuals, test or other data, test programs, and other necessary information that is owned, used or held by KUB.

                  (f) "Intellectual Property" shall mean any and all of the right, title and interest of KUB in and to: the Marks, the Customer Data, all worldwide marketing rights, copyrights, copyright registrations, copyright applications, patent rights (including, without limitation, issued patents, applications, divisions, continuations and continuations-in-part, reissues, patents of addition, utility models and inventors' certificates), trade secrets, inventions, inventors' notes, drawings and designs, and vendor lists and the goodwill associated with any of the foregoing, relating to the Products or the Documentation.

                  (g) The "Marks" shall mean the trademark "KUB" and any other trade or service marks or names used in connection with the Products, and all trade or service mark registrations (and any applications therefor) associated therewith, together with all associated goodwill.

                  (h) The "Products" shall mean all products and components thereof previously and/or currently marketed by KUB, all products under development, and including all optional parts and equipment marketed as a part of the foregoing.

                  (i) "Proprietary Information" shall mean information which discloses an apparatus, products, methods, processes, circuits, algorithms, software designs and methodologies, customer lists, marketing data, product pricing, listings, product plans, procedures and techniques used by KUB in the development, manufacture, assembly and marketing of the Products, where such information derives independent economic value, actual or potential, from not being generally known to and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use, and which is the subject of efforts by KUB that are reasonable under the circumstances to maintain its secrecy.

                  (j)  The  "Purchased   Assets"  shall  mean  collectively  the
Products, the Documentation, the Customer Data, the Intellectual Property, and all other assets of KUB except cash.

         2.       SALE OF PURCHASED ASSETS AND PURCHASE PRICE

                  (a) In consideration of the payment to KUB by Videonics pursuant to the provisions of Section 2(d) below, and subject to the provisions set forth in this Agreement, as of the Closing Date, KUB hereby transfers, sells and assigns to Videonics, and Videonics hereby purchases from KUB, all worldwide right, title and interest in and to the Purchased Assets, including without limitation the worldwide right to manufacture, market, distribute and sell the Products.

                  (b) KUB hereby agrees not to use, after the Closing Date, the Marks or any confusingly similar product name or service mark.

                  (c) KUB agrees that after the Closing Date KUB shall have no further right to manufacture or market the Products.

                  (d) In consideration of KUB's transfer to Videonics of the Purchased Assets, Videonics agrees to pay KUB as follows:

                           (i)      Lump  Sum  Payment.  At the  Closing,
Videonics will pay to KUB (in the form of a cashier's or certified check, or wire transfer) $350,000.00.

                           (ii)      Payroll.  Provided that the Closing  occurs
prior to May 24, 1996, Videonics will pay the salaries (as Videonics employees), for the pay period ending May 31, 1996, of those employees of KUB who become employees of Videonics, provided that such employees release any claim they may have to payment by KUB for the same period.


         3.       REPRESENTATIONS AND WARRANTIES

                  (a) Representations and Warranties of KUB. As of the date hereof and as of the Closing Date, KUB represents and warrants to Videonics as follows:

                           (i)      Due  Organization.  KUB is a corporation
duly organized, validly existing and in good standing under the laws of the State of California.

                           (ii) Power and  Authority.  KUB has the  corporate
 power and authority toexecute and deliver this Agreement and each of the documents contemplated hereby to which KUB is a party, and to perform its obligations hereunder and thereunder, and theexecution, delivery and performance of this Agreement and each of the documents contemplated hereby to which KUB is a party, have been duly and validly authorized and approved by all necessary and proper corporateaction on the part of KUB. KUB has taken all other action required by law, its Articles of Incorporation or By-Laws or any agreement to which it is a party orto which it may be subject in order to execute and deliver this Agreement and toperform its obligations hereunder.


                           (iii) Title to Assets.  KUB has all  worldwide
rights to, and ownership interest in, the Purchased Assets, including all components and related Intellectual Property transferred with respect to the Products hereunder, free and clear of all claims, liens and encumbrances, and KUB further warrants that it has no obligations to third parties with respect to the Purchased Assets.

                            (iv)  Compliance with Laws. To the best of KUB's
knowledge, KUB is not in violation of any applicable statute, regulation (including environmental and occupational safety and health laws, foreign corrupt practices laws and related regulations),ordinance, writ, injunction, order, judgment, or decree of any government or governmental agency, foreign or domestic, which relates to the Purchased Assets.

                           (v) Actions Pending.  There are no actions,  suits,
investigations or proceedings pending against KUB. To the best knowledge of KUB, no valid basis for any successful action, suit, investigation or proceeding of the nature referred to above exists.

                          (vi)  Proprietary  Rights.  To the best of KUB's
knowledge, as of the Closing Date, KUB's manufacture, marketing or use of the Products, Documentation and Intellectual Property does not infringe upon any patent, copyright, trade secret or other proprietary right held by any third party.

                           (vii)  Product  Versions.  Ownership of all rights to
the Products, including all current and prior versions, are hereby transferred from KUB to Videonics, as of the Closing Date.

                           (viii) Work in Progress.  All work in progress
relating to modifications and enhancements of the Products and corrections to the Documentation are hereby transferred from KUB to Videonics as of the Closing Date.

                           (ix)  Employees.  To the best of KUB's  knowledge KUB
is in compliance with all applicable laws and regulations respecting employment and employment practices, and terms and conditions of employment and wages and hours, violation of which would have a material adverse effect upon the value of the Purchased Assets to Videonics.

                           (x) No Other Assets.  Upon transfer of the Purchased
Assets to Videonics, KUB will have no assets other than the payment made to KUB pursuant hereto, the cash balances in its bank accounts, and the rights of KUB under this Agreement.

                           (xi) Conduct of Business.  From the date hereof until
 the Closing Date, KUB has conducted its business in the ordinary course and has not entered into any contract or commitment, incurred any liability or taken any other action related to the Purchased Assets where such contract, commitment, liability or action was not in the ordinary course of business.

                  (b) Representations and Warranties of Videonics. As of the date hereof and as of the Closing Date, Videonics represents and warrant to KUB as follows:

                           (i) Due  Organization.  Videonics is a corporation
duly organized and validly existing and in good standing under the laws of the State of California.

                           (ii) Power and  Authority.  Videonics has the
corporate power and authority to execute and deliver this Agreement, and each of the documents contemplated hereby to which Videonics is a party, and to perform its obligations hereunder and thereunder, and the execution, delivery and performance of this Agreement and each of the documents contemplated hereby to which Videonics is a party, have been duly and validly authorized by all necessary and proper corporate action on the part of Videonics, and Videonics has taken all other action required by law, its Articles of Incorporation or By-Laws or any agreement to which it is a party or to which it may be subject in order to execute and deliver this Agreement and to perform its obligations hereunder.


         4.       CONDITIONS TO OBLIGATIONS OF VIDEONICS

                  The obligation of Videonics to consummate the transactions contemplated by this Agreement shall be subject to the reasonable satisfaction, or to the waiver by Videonics in writing, on or before the Closing Date, of the following conditions, all of which are for the sole benefit of Videonics:

                  (a) Representations and Warranties True. The representations and warranties of KUB contained in this Agreement shall be true in all material respects on the Closing Date.

                  (b) Performance of Covenants. KUB shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by KUB prior to or on the Closing Date.
                  (c) Release of Security Interest. The security interest in the Purchased Assets granted to Credit Managers Association of California pursuant to a Security Agreement dated as of February 26, 1996 shall have been canceled.

         5.       CONDITIONS TO OBLIGATIONS OF KUB

                  The obligations of KUB to consummate the transactions contemplated by this Agreement shall be subject to the reasonable satisfaction, or to the waiver by KUB in writing, on or before the Closing Date, of the following conditions, all of which are for the sole benefit of KUB:

                  (a) Representations and Warranties True. The representations and warranties of Videonics contained in this Agreement shall be true in all material respects on the Closing Date.

                  (b) Performance of Covenants. Videonics shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

         6.       EXECUTION AND CLOSING

                  (a) Time, Date and Place of Closing. The purchase and sale contemplated by this Agreement shall be consummated on or before May 24, 1996 at the offices of Wise & Shepard, 3030 Hansen Way, Suite 100, Palo Alto, CA 94304 at such time as the parties may mutually agree or at such other time, date or place as the parties may mutually agree; provided, however, Videonics in its discretion may postpone the Closing Date for up to 90 days in the event that KUB has not performed the conditions to obligations of Videonics set forth in
Section 4 above by May 24, 1996.

                  (b) Deliveries by KUB. Subject to the terms and conditions hereof, at the Closing KUB will deliver or cause to be delivered to Videonics in California other instruments of transfer in form and substance satisfactory to Videonics and its counsel and sufficient to convey to Videonics all of KUB's right, title and interest in and to all of the Purchased Assets.

                  (c)  Deliveries  by  Videonics.   Subject  to  the  terms  and
conditions hereof, at the Closing Videonics will deliver to KUB a cashier's or certified check, or wire transfer in the amount of $350,000.00.

                  (d) Further Assurances. KUB and Videonics agree that at or after the Closing, upon the request of the other, each shall from time to time execute and deliver to the other all such instruments and documents or further assurances as shall be necessary to vest in Videonics title to and possession of the Purchased Assets, and shall provide or otherwise make available to each other all such documents, instruments, agreements and other information and take such further actions as shall be necessary to consummate the transactions contemplated hereby.

                  (e) Sales Taxes. Videonics agrees to pay any sales, transfer or other taxes arising from the sale of the Purchased Assets.

                  (f) Press Release. Videonics, at its sole discretion, shall issue a press release announcing the purchase of the Purchased Assets. No press release regarding the transaction contemplated hereby shall be made by KUB without the prior written consent of Videonics.

         7.       NO BROKERS.

                  KUB and Videonics mutually represent and warrant to each other that they have not negotiated with any broker or finder in connection with this Agreement or the subject matter hereof. Each party agrees that should any claim be made against the other party for any broker's commission or finder's fee by reason of the acts of such party, the party upon whose acts such claim is adjudicated shall hold the other party free and harmless from and against all liability and expenses in connection therewith.

         8.       MARKETING OF THE PRODUCTS

                  KUB hereby agrees that, as a consequence of this Agreement, KUB will have no right to manufacture, market or sell the Products.




         9.       CONFIDENTIALITY

                  Videonics and KUB recognize and acknowledge that all papers, documents, reports, abstracts, or summaries thereof and any and all information relevant and pertaining to the Products, and the sales calls, marketing efforts and prospect lists of KUB are valuable, special and unique assets. The parties agree not to make or permit to be made any copies, abstracts or summaries of these documents, including computer programs and program documentation in any form, except in pursuit of their activities hereunder. KUB agrees to forever hold and maintain as confidential and proprietary all Proprietary Information relating to the Purchased Assets unless and until any such information is public information or otherwise freely made available to the public without a confidentiality agreement. The parties hereto further agree to keep confidential and not to disclose to others, except as required hereunder or by law, any matter or thing pertaining to the business of the other that is ascertained through their association under this Agreement, the disclosure of which would be contrary to the proprietary interests of any of the parties hereto. The parties hereto agree that the provisions of the foregoing sentence of this Section 9 shall survive, whether or not the other provisions hereof remain in full force and effect, until mutually rescinded by the parties, provided that no rescission of the obligations of the foregoing sentence of this Section 9 shall be effective unless in writing and signed by the party against whom it is sought to be enforced.

         10.      GOVERNING LAW

                  The validity, construction and performance of this Agreement shall be governed by the substantive laws of the State of California. In the event that any provision of this Agreement or the application of such provision shall be held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement shall remain in full force and effect.

         11.      PROPRIETARY AGREEMENT

                  This Agreement shall be considered a confidential and a proprietary document. Except as otherwise herein provided, the parties hereto agree that neither this Agreement nor any specific provisions hereof shall be revealed or disclosed by it without the prior written consent of the other parties, except to the parties' own agents, personnel with a need to know, or except as required to allow either party to comply with any reporting obligations such party may have under federal securities laws or other applicable law.

         12.      EXPENSES

                  Each of the parties hereto will pay its own expenses incurred in connection with this Agreement or any transaction contemplated by this Agreement.

         13.      HEADINGS

                  The headings of the Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

         14.      INTEGRATION

                  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing signed by both parties hereto.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


VIDEONICS, INC.                                      KUB SYSTEMS,  INC.

     By:  /s/ J. A. McNeill                          By:  /s/  B.Y. Kamath


     J.A. McNeill                                    B.Y. Kamath
     (Printed Name)                                  (Printed Name)

      V.P. Finance, CFO                              President
      (Printed Title)                                (Printed Title)


      5/20/96 0045590.02